Exhibit 5.1

November 20, 2013

Arthur J. Gallagher & Co.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

Re:	Arthur J. Gallagher & Co.
Registration	Statement on Form S-3

Ladies and Gentlemen:

In my capacity as Senior Counsel of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), I am furnishing this opinion in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in respect of the issuance by the Company of an indeterminate number of shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”). The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 of the Securities Act. This letter is being delivered pursuant to your request.

In arriving at the opinions expressed below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or advisable to enable me to render these opinions, including: (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Amended and Restated Certificate of Incorporation, (iv) the bylaws of the Company, as amended to date, (v) the resolutions duly adopted by the board of directors of the Company relating to the approval of the filing of the Registration Statement, and (vi) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

As to matters of fact material to this opinion, I have relied upon representations or certificates of officers or directors of the Company and assertions of fact contained in the documents that I have examined. I have not independently verified those facts.

In rendering the opinions set forth below, I have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to me as originals or certified to me as duly and validly adopted, (iv) the conformity to original documents of all documents submitted to me as copies, and (v) each certificate from governmental officials reviewed by me is accurate, complete and authentic, and all public records are accurate and complete. I have further assumed that, in connection with the issuance of the Shares, an adequate number of authorized and unissued shares of the Company’s common stock will be available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, I am of the opinion that the Shares to be issued and sold by the Company, when duly authorized by appropriate corporate action on the part of the Company (including the board of directors of the Company or a committee thereof), and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and in accordance with the resolutions adopted by the board of directors of the Company or a committee thereof, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing), and I express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

This opinion is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to my attention and that may alter, affect or modify the opinion expressed herein. This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Seth Diehl Seth Diehl, Esq.